                                                                    Exhibit 99.2


UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2002 reflects the combined financial position of Rayovac Corporation (the "Company"), after giving effect to the acquisition of the consumer battery business of VARTA AG ("VARTA") (collectively the "Acquisition"), as if the transaction had been consummated as of September 30, 2002. The unaudited Pro Forma Condensed Combined Statement of Operations reflects the Company's historical operating results for the year ended September 30, 2002 with unaudited VARTA historical results for the year ended September 30, 2002 and include pro forma adjustments as if the transaction had been consummated on October 1, 2001.

The unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 2002 includes for VARTA the unaudited three month period ended December 31, 2001, which also was included in the year ended December 31, 2001. Summarized operating information about this quarter is as follows, based on an average Euro to USD exchange rate of 0.919 to 1. (in $000's):

Net Sales                                                      $ 110,696
Gross Profit                                                      44,344
Total Operating Expenses                                          29,718
Income from Operations                                            14,626
Net Income                                                         8,220

The unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2002 includes for VARTA a balance sheet translated at an assumed Euro to USD exchange rate of 1 to 1 and incorporates the necessary adjustments to convert from German GAAP to U.S. GAAP.

In connection with the Acquisition on October 1, 2002, the Company entered into an Amended and Restated Credit Agreement ("Third Restated Agreement") which replaced the previous credit agreement. The Third Restated Agreement provided for senior bank facilities, including term and revolving credit facilities in an initial aggregate amount (assuming an exchange rate of Euro to Dollar of 1 to 1) of approximately $625 million. The Third Restated Agreement includes a $100 million seven-year revolving credit facility, a EUR 50 million seven-year revolving facility, a $300 million seven-year amortizing term loan, a EUR 125 million seven-year amortizing term loan and a EUR 50 million six-year amortizing term loan. The U.S. Dollar revolving credit facility may be increased, at the Company's option, by up to $50 million.

The Company purchased the VARTA business for approximately $276 million, which includes acquisition related expenditures. The Company anticipates a non-operating charge of approximately $3.1 million (approximately $1.9 million net of tax) related to the write-off of unamortized debt issuance costs related to the previous debt agreement will be recognized within the twelve months succeeding the transaction. The write-off of these charges are not reflected in the unaudited Pro Forma Condensed Combined Statement of Operations, but are reflected in the unaudited Pro Forma Combined Condensed Balance Sheet.

The pro forma adjustments, which are described in the accompanying notes, are based on information available at the time of the filing of this Amendment to the Current Report on Form 8-K. Included in the unaudited Pro Forma Condensed Combined Financial Statements are certain assumptions and estimates that management of the Company believe are reasonable, but may change as additional information becomes available and valuations of the acquired assets are finalized.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved if the Acquisition had been consummated on the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the combined company. The unaudited pro forma condensed combined financial statements do not give effect to any cost savings or integration costs which may result from the combination of the Company's and VARTA's operations.

These unaudited pro forma condensed combined financial statements are based on, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of the Company (previously filed) and VARTA (included herein).

                               RAYOVAC CORPORATION
              Unaudited Pro Forma Condensed Combined Balance Sheet
                            as of September 30, 2002
                    (In thousands, except per share amounts)

                                                      Rayovac
                                                    Corporation
                                                        As of         VARTA As of
                                                    September 30,     September 30,                            Pro Forma
                    ASSETS                               2002             2002       Eliminations (A)         Adjustments (B)
---------------------------------------           --------------     --------------  ----------------        -----------------
Current assets:
  Cash and cash equivalents                             $    9,881   $   13,801      $  --                   $       --
  Receivables                                              136,610       71,684 (C)     --                           --
  Inventories                                               84,275       64,670         --                           --
  Prepaid expenses and other                                28,556       18,219         --                           --
                                                        ----------   ----------     --------                 ----------
Total current assets                                       259,322      168,374         --                           --

Property, plant and equipment, net                         102,586       52,875         --                       20,000
Deferred charges and other                                  48,693        1,909         --                       (4,365)
Intangible assets, net                                     119,425        1,264         --                      235,267
Debt issuance costs                                          3,207         --           --                        9,817 (E)
                                                        ----------   ----------     --------                 ----------
Total assets                                            $  533,233   $  224,422     $   --                   $  260,719
                                                        ==========   ==========     ========                 ==========

     LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Current maturities of long-term debt                  $   13,400   $    3,065     $   --                     $     --
  Accounts payable                                          76,155       68,685         --                        8,252
  Accrued liabilities:
      Wages and benefits and other                          27,528       44,872         --                       (1,167)
      Other special charges                                  1,701         --           --                       20,834
                                                        ----------   ----------     --------                  ---------
Total current liabilities                                  118,784      116,622         --                       27,919

Long-term debt, net of current maturities                  188,471       20,883         --                      275,889 (G)
Employee benefit obligations, net of current
  portion                                                   24,009       28,359         --                           --
Deferred income taxes and other                             27,176       14,373         --                        3,001
                                                        ----------   ----------     --------                 ----------
Total liabilities                                          358,440      180,237         --                      306,809
                                                        ----------   ----------     --------                 ----------
Total shareholders' equity                                 174,793       44,185         --                      (46,090)
                                                        ----------   ----------     --------                 ----------
Total liabilities and shareholders' equity              $  533,233   $  224,422     $   --                   $  260,719
                                                        ==========   ==========     ========                 ==========

                                                          Pro Forma
                    ASSETS                                Combined
---------------------------------------                  -----------
Current assets:
  Cash and cash equivalents                              $   23,682
  Receivables                                               208,294
  Inventories                                               148,945
  Prepaid expenses and other                                 46,775
                                                         ----------
Total current assets                                        427,696

Property, plant and equipment, net                          175,461
Deferred charges and other                                   46,237
Intangible assets, net                                      355,956
Debt issuance costs                                          13,024
                                                         ----------
Total assets                                             $1,018,374
                                                         ==========

     LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Current maturities of long-term debt                   $   16,465
  Accounts payable                                          153,092
  Accrued liabilities:
      Wages and benefits and other                           71,233
      Other special charges                                  22,535
                                                         ----------
Total current liabilities                                   263,325

Long-term debt, net of current maturities                   485,243
Employee benefit obligations, net of current
  portion                                                    52,368
Deferred income taxes and other                              44,550
                                                         ----------
Total liabilities                                           845,486
                                                         ----------
Total shareholders' equity                                  172,888
                                                         ----------
Total liabilities and shareholders' equity               $1,018,374
                                                         ==========

                               RAYOVAC CORPORATION
            Unaudited Pro Forma Condensed Combined Statement of Operations
                    (In thousands, except per share amounts)

                                                              Rayovac
                                                            Corporation           VARTA
                                                             12 Months          12 Months
                                                               Ended               Ended
                                                            September 30,       September 30,      Pro Forma       Pro Forma
                                                                2002                2002           Adjustments     Combined
                                                           -------------        -------------   --------------    -----------
Net sales                                                   $ 572,736           $ 371,810       $  (1,304) (A)    $ 943,242

Cost of goods sold                                            334,147             228,038            (844) (A)      561,341
Special charges                                                 1,210                  --              --             1,210
                                                            ---------           ---------       ---------         ---------
Gross profit                                                  237,379             143,772            (460)          380,691

Operating expenses:
         Selling                                              104,374              90,680              --           195,054
         General and administrative                            56,900              18,624           1,838  (D)       77,362
         Research and development                              13,084               6,803              --            19,887
                                                            ---------           ---------       ---------         ---------
                                                              174,358             116,107           1,838           292,303
                                                            ---------           ---------       ---------         ---------
Income from operations                                         63,021              27,665          (2,298)           88,388

Interest expense                                               16,048               2,299          22,385  (E)       40,732
Other expense, net                                              1,290               1,549              --             2,839
                                                            ---------           ---------       ---------         ---------
Income before income taxes and extraordinary item              45,683              23,817         (24,683)           44,817

Income tax expense (benefit)                                   16,446              11,797          (9,380) (F)       18,863
                                                            ---------           ---------       ---------         ---------
Income before extraordinary item                            $  29,237           $  12,020       $ (15,303)        $  25,954
                                                            =========           =========       =========         =========
Basic net income per common share:
         Income before extraordinary item                   $    0.92                                             $    0.82
                                                            =========                                             =========
Weighted average shares of common stock outstanding            31,775                                                31,775
                                                            =========                                             =========
Diluted net income per common share:
         Income before extraordinary item                   $    0.90                                             $    0.80
                                                            =========                                             =========
Weighted average shares of common stock and equivalents
outstanding                                                    32,414                                                32,414
                                                            =========                                             =========

Notes to unaudited pro forma condensed combined financial statements.

(A) To reflect elimination of (1) sales and cost of goods sold for shipments between the Company and VARTA (2) receivables and payables between the Company and VARTA (3) assets and liabilities of VARTA subsidiaries purchased by Rayovac which were not part of the Combined Financial Statement-German GAAP financials of VARTA and (4) U.S. GAAP accounting adjustments. An average Euro to USD exchange rate of 0.919 to 1 was assumed.

(B) To reflect the excess of acquisition cost over the estimated fair value of net assets acquired (goodwill). The purchase price, purchase-price allocation, and financing of the transaction are summarized as follows:

Acquisition Price (in $000's) (*);

 Purchase price paid, including acquisition related expenditures                               $275,617

   Historical book value of acquired assets and liabilities                                      44,185

   Estimated adjustments to reflect assets and liabilities at fair value:
     Property, plant, & equipment                                                                20,000
     Trade name                                                                                 145,000
     Deferred tax liabilities, net of deferred tax assets                                        (3,001)
     Liabilities and restructuring accruals                                                     (20,834)
                                                                                                -------

                                    Total allocation                                            185,350
                                                                                                -------
   Excess purchase price over allocation to identifiable assets and liabilities
   (goodwill) at September 30, 2002                                                             $90,267
                                                                                                -------

(*)  Assumes Euro/USD exchange rate of 1 to 1.

     The purchase price allocation noted above is preliminary and therefore subject to change, pending receipt of the final asset and liability valuations and possible purchase price adjustments.

(C) Pursuant to the Agreement, VARTA AG acquired EUR 20 million of trade receivables from the consumer battery business, without recourse, prior to September 30, 2002. If the Company were to not replicate this transaction in the future, the unaudited Proforma Combined Condensed Balance Sheet would reflect an increase in receivables and an increase in liabilities.

(D) To reflect the estimated depreciation of property and equipment on a straight-line basis over an estimated useful life 10 years. Pursuant to the provisions of Statement No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, the Company believes the VARTA trade name to have an indefinite useful live and as such has not reflected any amortization expense. The trade name and goodwill will be tested annually for impairment. An average Euro to USD exchange rate of 0.919 to 1 was assumed.

(E) To reflect the increase in interest expense, including one year's amortization of debt issuance costs, to finance the purchase price of the Acquisition. Debt issuance costs of approximately $12.9 million were incurred with the Third Restated Agreement. The interest rate on the Third Restated Agreement facilities is assumed to be approximately 6.5%. The Company anticipates a non-operating charge of approximately $3.1 million (approximately $1.9 million net of tax) related to the write-off of unamortized debt issuance costs related to previous debt agreement will be recognized within the twelve months succeeding the transaction.
     A change of 1/8 percent in the interest rate would result in a change in annual interest expense and net income of approximately $0.3 million and $0.2 million before and after taxes, respectively. An average Euro to USD exchange rate of 0.919 to 1 was assumed.

(F) To reflect the income tax effect of (1) increased interest expense and depreciation of a portion of the property, plant, and equipment and (2) the margin eliminated on sales between the Company and VARTA assuming a tax rate of 38 percent.

(G) To reflect amounts borrowed on the transaction date to fund the Acquisition price and debt issuance costs associated with the Third Restated Agreement.